Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

GIGA TRONICS INC

5990 GLEASON DR, DUBLIN,

CA, 94568

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 15, 2022, except for footnote 16 which is dated July 19, 2022, relating to the financial statements of ENERTEC SYSTEMS 2001 LTD.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

February 13, 2023